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                                                                   EXHIBIT 10.24

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY.

THIS INSTRUMENT MAY BE SUBJECT TO CERTAIN SUBORDINATION PROVISIONS, AS FROM TIME TO TIME IN EFFECT, BY AND AMONG THE OBLIGOR HEREUNDER AND CERTAIN OTHER PARTIES THERETO, WHICH, AMONG OTHER THINGS, SUBORDINATE THE OBLIGATIONS OF THE OBLIGOR HEREUNDER TO THE PRIOR PAYMENT OF CERTAIN OBLIGATIONS OF THE OBLIGOR TO THE HOLDERS OF SENIOR INDEBTEDNESS AS DEFINED THEREIN. IN ADDITION, THE RIGHTS OF THE HOLDER HEREUNDER, INCLUDING THE RIGHT TO RECEIVE PAYMENT OF THE PRINCIPAL OF AND INTEREST, IF ANY, ON THIS NOTE, ARE SUBJECT TO SET OFF IN ACCORDANCE WITH
SECTION 8.1(f) OF THE MEMBERSHIP SHARE PURCHASE AGREEMENT DATED AS OF MAY 14, 1999 BY AND AMONG THE COMPANY, ZEFER CORP. NORTHEAST, SPYPLANE LLC AND THE EQUITYHOLDERS OF SPYPLANE LLC (THE "PURCHASE AGREEMENT").

                                 NONNEGOTIABLE
                                 -------------
                         SUBORDINATED PROMISSORY NOTE
                         ----------------------------

     FOR VALUE RECEIVED, the undersigned, ZEFER Corp., a Delaware corporation (the "Company"), hereby promises to pay to Greg Hipwell, the principal amount of Four Hundred Ninety Thousand Dollars ($490,000) on May 14, 2001, together with interest from the date hereof on the principal amount from time to time unpaid at a rate which shall at all times equal eight percent (8%) per annum; provided,
                                                                       --------
however, that said interest shall not accrue or be due or payable by the Company
-------
with respect to any amounts which the Company has properly set off pursuant to
Section 8.1(f) of the Purchase Agreement. The Company shall make annual payments in the amount of 50% of the unpaid interest hereunder, such payments being made in arrears commencing on May 14, 2000.

     All payments to the holder hereof shall be made payable to Greg Hipwell, 123 Guerrero Street, Apartment 2, San Francisco, CA 94103.

     This Subordinated Promissory Note is nonnegotiable.  This Subordinated
                                          -------------
Promissary Note may not be sold, hypothecated, pledged, assigned or otherwise transferred without the prior written consent of the Company. On May 14, 2000, the Company shall prepay $90,000 of the outstanding principal amount of this Subordinated Promissory Note. Notwithstanding the foregoing sentence, the Company may at any time or from time to time prepay all or any part of the outstanding principal amount of this Subordinated Promissory Note, without penalty or premium, together with all accrued and unpaid interest in respect thereof accrued to the date of prepayment.
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    If any one or more of the following events (herein termed "Events of
Default") shall happen, that is to say:

     (i) The Company shall fail to make any payment in respect of principal of or interest on this Subordinated Promissory Note as the same shall become due, whether by acceleration or otherwise, which failure shall continue for a period of 15 days; or

     (ii) The Company shall:

          (A) commence a voluntary case under Title 11 of the United States Code as from time to time in effect, or authorize the commencement of such a voluntary case;

          (B) have filed against it a petition commencing an involuntary case under said Title 11 which shall not have been dismissed within 30 days after the date on which such petition is filed;

          (C) seek relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

          (D) have entered against it an order by a court of competent jurisdiction (1) finding it to be bankrupt or insolvent, (2) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (3) assuming custody of, or appointing a receiver or other custodian for all or a substantial part of its property;

          (E) make an assignment for the benefit of, or enter into a composition with, its creditors, or appoint or consent to the appointment of a receiver or other custodian for all or a substantial part of its property; or

          (F) sell all or substantially all of its assets or there shall be a transfer of more than 51% of the Company's equity interests to an entity not currently a holder of equity interests of the Company;

then and in each and every such case, subject to the terms of any subordination agreement or provisions by and among the Company and the holder hereof, the holder of this note may by notice in writing to the Company declare all or any part of the unpaid balance of the principal of and interest on this Subordinated Promissory Note then outstanding to be forthwith due and payable, and thereupon such unpaid balance or part thereof shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived, and the holder of this note may proceed to enforce payment of such balance or part thereof in such manner as the holder of this note may elect.
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     No failure by the holder to take action with respect to any Event of
Default shall affect its subsequent rights to take action with respect to the same or any other Event of Default.

     This Subordinated Promissory Note shall be governed by and construed in accordance with the laws (other than the conflict of law rules) of The Commonwealth of Massachusetts.

     The Company and all endorsers and guarantors hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Subordinated Promissory Note, except as specifically otherwise provided in this Subordinated Promissory Note, and assent to extensions of time of payment, or forbearance or other indulgence without notice.

     The holder of this Subordinated Promissory Note is hereby on notice that the right to receive payment of the principal of or interest on this Subordinated Promissory Note is subject to the Company's rights of set off in accordance with Section 8.1(f) of the Purchase Agreement. Exercise of such rights of set off by the Company under the Purchase Agreement shall not constitute an event of default hereunder. In addition, the holder of this Subordinated Promissory Note agrees that, upon the request of the Company, such holder shall execute a subordination agreement requested by any senior lender of the Company, which subordination agreement may provide, among other things, that the indebtedness evidenced by this Subordinated Promissory Note and the payment by the Company of the principal hereof and interest hereon shall be subordinate to and junior in right of payment to the prior payment in full of all "Senior Indebtedness" (or other equivalent term) as defined therein.

                        *     *     *     *     *     *

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IN WITNESS WHEREOF, the undersigned has caused this Subordinated Promissory Note to be executed by its duly authorized officer as of May 14, 1999.

                                       ZEFER CORP.


                                       By: /s/ Sean W. Mullaney
                                          ----------------------------------
                                          Name:  Sean W. Mullaney
                                          Title:  Secretary

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